Exhibit 10.9

PROMISSORY NOTE

$2,750,000.00	Loan No. 6105738

March 14, 2005

FOR VALUE RECEIVED, the undersigned, PGI EQUITY PARTNERS, L.P., a Texas limited partnership (“Borrower”), having an address at 101 Westlake Drive, Austin, Texas 78746, promises to pay to the order of PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company, (together with its successors and assigns, “Lender”), at the office of Lender c/o Prudential Asset Resources, 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000.00) (the “Loan”) together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the Note Rate (as hereinafter defined), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

DEFINITIONS

“Applicant” shall mean the person or entity who or which, as applicable, applied for the Loan.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banks in the state where the Security Property is located are authorized or required to close. All references in this Note to a “day” or “date” shall be to a calendar day unless specifically referenced as a Business Day.

“Default Rate” or “Default Interest Rate” shall mean a rate per annum equal to four percent (4.0%) plus the Note Rate, or if such increased rate of interest may not be charged or collected under applicable law, then at the maximum rate of interest, which may be charged or collected from Borrower under applicable law.

“Event of Default” is defined in Section 2.01, below, and further described in the Security Instrument.

“First Payment Date” shall mean May 1, 2005.

“Guarantor” shall mean any guarantor or indemnitor in respect of all or any portion of the Loan or the obligations under the Loan Documents.

“Late Charge” shall mean an amount equal to the lesser of five percent (5.0%) of the amount of any payment not timely paid under the Loan Documents or the maximum amount, if any, which may be charged or collected from Borrower under applicable law.

“Loan” shall mean the indebtedness evidenced by this Note.

“Loan Documents” shall mean the Security Instrument, together with this Note and all other documents now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, as amended or modified from time to time. “Loan Document” shall refer to any one of such documents.

“Lock-out Period” shall mean the period commencing on the date hereof to and including the date that is four (4) years following the date hereof.

“Maturity Date” shall mean April 1, 2015.

“Monthly Payment Amount” shall be an amount equal to Eighteen Thousand Four Hundred Fifty Three and 40/100 Dollars ($18,453.40), plus as applicable, amounts required under Section 2.02 below.

“Note Rate” shall mean a rate of five and ninety-two hundredths percent (5.92%) per annum.

“Owner Group” shall mean collectively, Borrower, Guarantor and any entity or individual which or who, directly or indirectly, owns, controls or holds the power to vote twenty (20%) percent or more of the voting securities or other equity interest in Borrower.

“Payment Date” shall mean, with respect to any calendar month, the first day of such month; provided, however, that if the first day of a given month shall not be a Business. Day, then the Payment Date for such month shall be the next Business Day to occur after the first day of such month.

“Payment Differential” shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

“Prepayment Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date.

“Rating Agency(ies)” shall mean the nationally recognized statistical rating organizations that provide, or Lender determines may provide, a rating on any certificates issued in connection with a securitization of the Loan.

“Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“Secondary Market Transaction” shall mean a transaction contemplated under Section 3.07 hereof and as further defined in the Security Instrument.

“Security Instrument” shall mean that certain Deed of Trust and Security Agreement (as amended, consolidated, modified, severed or spread from time to time) from Borrower to Lender, dated on or about the date hereof.

“Security Property” shall mean all property (whether real or personal), rights, estates and interests, including, but not limited to, the real property located at 101 Westlake Drive, Austin, Texas 78746, as encumbered by the Security Instrument, now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents. The real property is sometimes referred to herein as the “Property”.

ARTICLE I

TERMS AND CONDITIONS

1.01         Payment of Principal Interest.

(a)           Computation of Interest.  Interest shall be computed hereunder based on a 360-day year and payable for the actual number of days elapsed for any whole or partial month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced (regardless of the time of day such advance is made) through and including the day on which funds are credited pursuant to Section 1.01(b) hereof. The interest accrual period with respect to each Monthly Payment Amount due on each Payment Date shall be the calendar month immediately preceding such Payment Date.

(b)           Crediting of Payments.  Payments in federal funds immediately available in the place designated for payment shall be credited prior to close of business if received by Lender prior to 2:00 p.m. local time on a Business Day at said place of payment, and if received after such time of day shall be deemed for all purposes (including, without limitation, the accrual of interest) to have been received on the next Business Day. Other payments, at the option of Lender, may not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a Business Day.

(c)           Payment Schedule.  Principal and interest shall be payable in equal consecutive monthly installments in a sum equal to the Monthly Payment Amount due on the Payment Date of each calendar month beginning on the First Payment Date and continuing on the Payment Date of each and every calendar month thereafter until repayment in full of this Note. On the Maturity Date the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, and all sums due hereunder shall be due and payable in full.

(d)           Application of Payments.  Except as otherwise provided in this Note, so long as no Event of Default exists, each Monthly Payment Amount shall be applied first, to any amounts (other than principal) hereafter advanced by Lender hereunder or under any other Loan Document; second, to any late fees and other amounts payable to Lender; third, to the payment of accrued interest; and last to reduction of principal. Following an Event of Default, payments may be applied to the amount due and payable under the Loan Documents in such order, manner and time as Lender may elect, in its sole discretion.

(e)           Payment of Short Interest.  If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at this Note Rate for a period from the date hereof through and including the last day of such calendar month.

1.02         Prepayment.

(a)           Voluntary Prepayment.  Except as otherwise expressly provided in this Note, this Note may not be prepaid in whole or in part. At any time after the expiration of the Lock-out Period, this Note may be prepaid in whole (but not in part) provided that (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all accrued but unpaid interest hereunder and all other sums due hereunder and under the other Loan Documents and (iii) such prepayment (x) is received by Lender on a Payment Date, or (y) if not received on a Payment Date, is accompanied by a payment of interest, calculated at the Note Rate, on the amount prepaid, based on the number of days from the date such prepayment. is received through the next Payment Date; and (iv) if such prepayment occurs before the date which is three (3) months prior to the Maturity Date, then, Lender is paid the Prepayment Premium. Nothing in this Note shall be construed in a way that shall give rise to any obligation on the part of Lender to accept a voluntary prepayment during the Lock-out Period.

(b)           Involuntary Prepayment.  Upon Lender’s acceleration of the indebtedness evidenced hereby (irrespective of whether foreclosure proceedings have been commenced), Borrower shall pay Lender a Prepayment Premium based on the outstanding principal balance of this Note, plus if such acceleration occurs during the Lock-out Period, an additional 3% of the principal balance of this Note. Prepayments of this Note shall be permitted, without the imposition of a Prepayment Premium or other prepayment fee, only in connection with Lender’s application of insurance or condemnation proceeds on account of the Loan evidenced hereby in accordance with the terms and provisions of the Security Instrument; provided however, if an Event of Default shall have occurred and be continuing at the time of the related casualty or condemnation, in addition to applying such proceeds as provided in the Security Instrument, Borrower shall pay to Lender the Prepayment Premium, and if such casualty or condemnation occurs during the Lock-out Period, an additional 3% of the principal balance of this Note is payable to Lender.

(c)           Tender of Prepayment; Calculation of Prepayment Premium and Other Fees and General Provisions.  Without limiting any other provision of this Note, no tender of a prepayment of this Note with respect to which a Prepayment Premium and/or other amount is due shall be effective unless such prepayment is accompanied by such Prepayment Premium and all other amounts, if any, due hereunder. In the event that any prepayment fee or premium or other amounts are due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination thereof, and, provided that Lender shall have applied the applicable formulae described herein, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance as a condition to receiving the Prepayment Premium. No principal amount repaid may be reborrowed.  Prepayments shall be applied first to the final payment due under this Note and thereafter to installments due under this Note in inverse order of their due date. No prepayment shall reduce the Monthly Payment Amount payable hereunder. No notice of prepayment by Borrower shall be required in connection with an application of insurance or condemnation proceeds.

(d)           Security.  The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, the Security Instrument. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed or recorded on or about the date hereof in the appropriate public records.

ARTICLE II

DEFAULT

2.01         Event of Default.  It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within five (5) days of the date such payment is due (provided that no grace or notice period is provided for the payment of principal and interest due on the Maturity Date), or should any other default occur under the Loan Documents which is not cured within any applicable grace or cure period, an “Event of Default” shall exist hereunder, and in such event, the indebtedness evidenced hereby, including, without limitation, all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

2.02         Late Charges, Default Interest Rate and Liquidated Damages.  In the event that any payment under the Loan Documents is not received by Lender on the date when due (subject to the applicable grace period, if any), then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender the Late Charge. So long as any Event of Default exists, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note from the date of the default at the Default Rate, and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment, Event of Default or prepayment, and the late charges, default interest and prepayment premiums, fees and charges described in this Note are reasonable estimates of those damages and do not constitute a penalty.

2.03         Cumulative Remedies.  The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees.

2.04         Exculpation.  Subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon- the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the Security Property, (ii) if an Event of Default occurs, any judicial or other proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Security Property (other than as expressly provided in the Loan Documents and except with respect to the liability described below in this Section 2.04), and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below, and provided, however, that, notwithstanding the foregoing provisions of this Section 2.04, Borrower shall be fully and personally liable and subject to legal action for any and all fees, costs, expenses, damages, liabilities, obligations; claims, demands, settlements, awards, judgments and losses (including, without limitation, legal fees and costs as well as other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) incurred, suffered or sustained by Lender, resulting from any acts, omissions or alleged . acts or omissions arising out ‘ of or otherwise relating to, or otherwise arising out of or relating to, any one or more of the following:

(a)           The misapplication or misappropriation by Borrower of insurance proceeds, condemnation awards, lease security and/or other deposits and/or Necessary Property Receipts (as defined in the Security Instrument);

(b)           Rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default or after any event which, with the giving of notice and/or the passage of time, would constitute an Event of Default, which are not applied to pay, first (a) real estate taxes and other charges which, if unpaid, could result in liens superior to that of the Security Instrument and (b) premiums on insurance policies required under the Loan Documents and, second, the other ordinary and necessary expenses of owning and operating the Security Property and to sums due under the Loan Documents;

(c)           Waste committed on the Security Property or damage to the Security Property as a result of intentional misconduct or gross negligence or the removal of all or any portion of the Security Property in violation of the terms of the Loan Documents;

(d)           Fraud or material misrepresentation or failure to disclose a material fact (including, without limitation, with respect to any such fraud, misrepresentation or failure to disclose in any materials delivered to Lender) by Borrower, Guarantor or Applicant or by any other person or entity authorized or apparently authorized to make statements or representations on behalf of Borrower, Guarantor or Applicant in connection with the Loan application, Loan closing or security of or for the Loan, or otherwise in connection with the Security Property or the Loan, which personal liability, notwithstanding any provision in this Section to the contrary, shall be equal to all sums then outstanding pursuant to the Loan Documents (including, but not limited to, principal and accrued interest) and, to the extent not then outstanding pursuant to the Loan Documents, any fees, costs, expenses, losses or damages incurred or suffered by Lender (including, but not limited to, legal fees and costs) by reason of such fraud, material misrepresentation or failure to disclose;

(e)           The filing of any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, by any one or more persons or entities within the Owner Group (other than Borrower or Guarantor) against Borrower or Guarantor or if any proceeding seeking the dissolution or liquidation of Borrower or Guarantor shall be commenced by any one or more persons or entities within the Owner Group (other than Borrower or Guarantor);

(f)            The failure by Borrower to maintain its status as a single purpose and, if applicable, bankruptcy remote entity as required by the Loan Documents; and/or

(g)           Any insurance deductible on the liability insurance required by Section 1.4(b) of the Security Instrument.

Notwithstanding anything to the contrary above or otherwise in the Loan Documents, in the event that:  (A) payment of the first full installment of the Monthly Payment Amount (together with all required reserves) is not paid when due; (B) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Security Property or direct or indirect interests in Borrower to the extent required by the Loan Documents; (C) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer or conveyance of the Security Property or any portion thereof or any interest therein or directly or indirectly in Borrower as required by the Loan Documents; or (D) any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law, or any similar federal or state law, shall be filed or consented to, or acquiesced in by, Borrower or Guarantor, or Borrower or Guarantor seeks (or consents to, or acquiesces in) the appointment of a receiver, liquidator or trustee, or any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted or consented to, or acquiesced in by Borrower or Guarantor, then (i) the Loan shall be fully recourse to Borrower and (ii) Lender shall not be deemed to have waived any right which Lender may have under Section 506 (a), 506 (b), 1111(b) or any other provisions of the U.S. Bankruptcy Code as same may be amended or replaced to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Loan Documents.

Nothing contained in this Section 2.04 shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations, guaranties or indemnities of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this Section 2.04, or (3) reduce, release, relieve, waive, limit or impair in any way whatsoever the Indemnity and Guaranty Agreement or the Hazardous Substances Indemnity Agreement each of even date executed and delivered in connection with the indebtedness evidenced by this Note, or release, relieve, reduce, waive or impair in any way whatsoever (x) any obligation of any party to such Indemnity and Guaranty Agreement or Hazardous Substances Indemnity Agreement or (y) any other guaranty or indemnity set forth in the Loan Documents.

ARTICLE III

GENERAL CONDITIONS

3.01         No Waiver: Amendment.  No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part. unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

3.02         Waivers.  Presentment for payment, demand, protest and notice of demand, intent to accelerate, acceleration, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and/or of any state thereof, both as to itself and in and to all of its property, real and personal, in respect of the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

3.03         Limit of Validity.  The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Lender for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and shall not be applied to the payment of interest. All interest (including, but not limited to, any amounts or payments deemed to be interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 3.03 will control all agreements between Borrower and Lender.

3.04         Use of Funds.  Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

3.05         Unconditional Payment.  Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

3.06         Miscellaneous.  (a) This Note shall be interpreted, construed and enforced according to the laws of the State where the Security Property is located. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note and the other Loan Documents. All personal pronouns and defined terms used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto, which are not contained herein or therein are terminated.

(b)           SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE SECURITY PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, THE SECURITY INSTRUMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION PRESIDING OVER THE COUNTY IN WHICH THE SECURITY PROPERTY IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN

ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS DESCRIBED ON THE FIRST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

LENDER AND BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON CONSULTATION OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

3.07         Secondary Market.  Lender may sell, transfer and deliver the Loan Documents to one or more investors in a secondary mortgage market (a “Secondary Market Transaction”). In connection with such sale or otherwise, Lender may retain or assign responsibility for servicing the Loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to one or more servicers, including, but not limited to, any subservicer or master servicer on behalf of the investors. Supplementing Section 3.06, above, all references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

3.08         Dissemination of Information.  If Lender determines at any time to sell, transfer or assign this Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein or issue, or cause to be issued, mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such participations and/or securities or any Rating Agency rating such securities, each prospective investor and each of the foregoing’s respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the debt evidenced by this Note and to Borrower, any guarantor, any indemnitor and the Security Property, which shall have been furnished by Borrower, any guarantor or any indemnitor, as Lender determines necessary or desirable.

3.09         State Specific Provisions.  Notwithstanding anything contained in the Note, in the event of a conflict between the provisions of this Section and any other part of the Note, the terms and provisions of this Section shall modify and supersede and shall govern and control over such other conflicting portion of the Note.

(a)           Limit of Validity.  Section 3.03 of the Note is hereby deleted in its entirety and is replaced by the following language:

“3.03 (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other- Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessary of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.”

(b)           Definitions.  As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Note and the other Loan Documents. As used herein, the term “Charges’ shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under the applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Note.

(c)           Ceiling Election.  To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.”

Borrower’s Tax Identification No.:

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IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.

PGI EQUITY PARTNERS, L.P., a Texas
limited partnership

By:	PGI Capital, Inc., a Texas
corporation
Its:	General Partner

	By:	/s/ Terry W. Hamann
	Name:	Terry W. Hamann
	Its:	President

State of Texas	)
)
County of Travis	)

This instrument was acknowledged before me on March 10, 2005, by Terry W. Hamann, the President of PGI Capital, Inc., a Texas corporation, the general partner of PGI Equity Partners, L.P., a Texas limited partnership, on behalf of said partnership.

[SEAL]

/s/ Stephanie A. Wieser
NOTARY PUBLIC
STATE OF TEXAS
MY COMMISSION EXPIRES:

Stephanie A. Wieser
PRINTED NAME OF NOTARY PUBLIC